CIF Core Equity Fund
                       Transactions Effected Pursuant to Rule 10f-3
                               Quarter Ended: July 31, 2002

Subadvisor:  Marsico Capital Management, LLC
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Name of Security:                                              El Paso Corp.

Registration under Securities Act of                                Yes
1933  [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
-  Date Acquired                                                  6/20/02
-  Date First Offered                                             6/20/02

Reasonableness of Spread [10f-3(b)(6)]
-  Offering Price Per Unit                                        $19.95
-  Amount of Spread:  Gross Spread                                 3.00%
                                   Selling Concession          0.36 or 1.80%
-  Spread

Issuer in Continuous Operation at                                   Yes
Least Three Years?  [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Subadviser [10f-3(b)(7)]
-  Total Units Offered                                           45,000,000
-  Purchase Price per Unit                                        $19.95

-  Total Units Purchased by Fund                               3,254 shares
-  Total Purchase Price by Fund                                   $64,917
-  Percentage of Offering Purchased by Fund

-  Total Units Purchased - all Funds                          750,000 shares
-  Total Purchase Price by Fund - all Funds                     $14,962,500
-  Percentage of Offering Purchased - all Funds                    1.67%

-  Any Shares Purchased by Other Funds in family?                   Yes


Percentage of Fund Assets Invested                                 0.05%
  [10f-3(b)(7)]


From Whom Purchased [10f-3(b)(8)]
-  Selling Dealer(s)                             Credit Suisse First Boston / JP Morgan Chase

                                                      Bank of America Securities, LLC
                                                        Credit Suisse First Boston
                                                              JP Morgan Chase
-  Syndicate Manager(s)                                       Lehman Brothers
                                                              Morgan Stanley
                                                           Salomon Smith Barney
                                                            ABN Amro Rothschild
                                                         BNY Capital Markets Inc.
                                                                Howard Weil
                                                           Sanders Morris Harris


-  Affiliated Broker / Dealer                         Bank of America Securities, LLC


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